Exhibit 99.1

Company Contact:
J. David Boyle II
Chief Financial Officer
(425)354-5085
dboyle@avibio.com

Julie Rathbun

Investor Relations

(541) 224-2575

investorrelations@avibio.com

AVI BioPharma Announces Pricing of Public Offering of Common Stock and Warrants

Bothell, Washington — August 20, 2009 — AVI BioPharma, Inc. (Nasdaq: AVII) today announced the pricing of the public offering of 21,126,761 shares of common stock and warrants to purchase an additional 8,450,704 shares of common stock at a price to the public of $1.42 per unit.  Each unit consists of one share of common stock and a warrant to purchase 0.40 of a share of common stock.  The shares of common stock and warrants are immediately separable and will be issued separately.  The warrants have an exercise price of $1.78 per share of common stock, have a term of five years, and are exercisable starting with the date that is six months from the date of the closing of the offering.  In addition, AVI BioPharma has granted the underwriters a 30-day option to purchase up to an additional 3,169,014 units, consisting of 3,169,014 shares of common stock and warrants to purchase 1,267,606 shares of common stock, to cover over-allotments, if any.

Jefferies & Company, Inc. is acting as sole book-running manager in this offering. The co-manager in this offering is JMP Securities LLC.

AVI BioPharma expects the offering to close on or about August 25, 2009, subject to customary closing conditions. Assuming no exercise of the underwriters’ over-allotment option, AVI BioPharma expects to receive gross proceeds from the offering of approximately $30 million.

The offering is being made only by means of a prospectus and related prospectus supplement, copies of which may be obtained from Jefferies & Company, Inc., Attention: Syndicate Prospectus Department, 520 Madison Avenue, New York, NY, 10022 or at (888) 449-2342.  Electronic copies of the prospectus and the prospectus supplement are available on AVI BioPharma’s website at www.avibio.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state.

About AVI BioPharma

AVI BioPharma is focused on the discovery and development of RNA—based drugs utilizing proprietary derivatives of its antisense chemistry (morpholino-modified phosphorodiamidate oligomers or PMOs) that can be applied to a wide range of diseases and genetic disorders through several distinct mechanisms of action.

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Forward-Looking Statements Safe Harbor.  This press release contains forward-looking statements regarding our plans, expectations, estimates and beliefs. Such statements are “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on current expectations and are not guarantees of future performance. We caution you not to place undue reliance on these statements, which speak only as of the date on which the statement was made. Forward-looking statements in this press release include, but are not necessarily limited to, those relating to the expected closing date of the offering, the expected proceeds and expenses and the expected use of funds from the offering.  Forward-looking statements are subject to risks and uncertainties, certain of which are beyond our control. Actual results could differ materially from those anticipated as a result of the factors described in “Risk Factors” in AVI BioPharma’s periodic reports filed from time to time with the Securities and Exchange Commission. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. AVI BioPharma does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.